SCHEDULE 1[1]

Funds	Portfolio Manager(s)

BNY Mellon ETF Trust

BNY Mellon Global Infrastructure Income ETF

BNY Mellon ETF Trust II

BNY Mellon Dynamic Value ETF

BNY Mellon Enhanced Dividend and Income ETF

BNY Mellon Small Cap ETF

BNY Mellon Active International Equity ETF	Tim Lucas

BNY Mellon Power Infrastructure ETF

[1] This schedule is revised effective as of July 28, 2026 to reflect the addition of BNY Mellon Small Cap ETF, BNY Mellon Active International Equity ETF and BNY Mellon Power Infrastructure ETF.